UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ZHONG SEN INTERNATIONAL TEA COMPANY
(Exact name of Registrant as specified in its charter)

Florida	26-2091212
(State of Incorporation)	(I.R.S. Employer Identification No.)

14th Floor Guo Fang Building No.68 Wu Yi Road Kunming City, Yunnan Province
(Address of principal executive offices)

 (Former name or address)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange of which each class is to be registered

Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: No. 000-1434601

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE OF $0.001
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Company is set forth under the caption “Description of Securities to be Registered” in the Company’s Registration Statement on Form S-1 (File No. 000-1434601) filed with the Securities and Exchange Commission on June 26, 2008, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)

(1) Incorporated herein by reference from the Registrant’s Form S-1 Registration Statement filed with the Securities and Exchange Commission (SEC File No. 000-1434601) on June 26, 2008. Such exhibits are incorporated by reference pursuant to Rule 12b-32.

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 26th day of October, 2010.

ZHONG SEN INTERNATIONAL TEA COMPANY

By:	/s/Li Wang
Li Wang
Chief Executive Officer